Exhibit 4.1
                                        STATE OF SOUTH CAROLINA
                                          SECRETARY OF STATE

                                        ARTICLES OF CORRECTION



          The following information is submitted pursuant to (section mark)33-1-240 of the 1976 South Carolina Code, as amended:

      1.  The name of the corporation is Carolina First Corporation.


      2. That on March 3, 1993, the corporation filed (fill out whichever is applicable):

          a. [X]   The following described document:  Articles of Amendment
                    dated February 26, 1993.

          b. [ ]   The attached document (attach copy of the document).


      3.  That this document was incorrect in the following manner:

               The third line of Section II(b) (page 2) states ". . . over the $25, which premium shall be 8% on July 1, 1993 and shall decline by 1% . . .."  The "8%" should be "7%," which
               conforms with the intended terms of the Noncumulative Convertible Preferred Stock Series 1993 as referenced in all public offering documents used in connection with the sale of the Noncumulative Convertible Preferred Stock Series 1993. See Prospectus of Carolina First Corporation dated February 26, 1993 filed with the Securities and Exchange Commission.


      4. That the incorrect matters stated in Paragraph 3 should be revised as follows:

               The third line of Section II(b) shall be revised as follows:
               ". . . over the $25, which premium shall be 7% on July 1,
               1993 and shall decline by 1% . . .."



      Date: June 29, 1994                  Carolina First Corporation


                                       By:
                                           William S. Hummers III
                                           Executive Vice President

                                          FILING INSTRUCTIONS

      1. Two copies of this form, the original and either a duplicate original or a conformed copy, must be filed.

      2. Filing Fee (payable to the Secretary of State at the time of filing this application) - $10.00



                                            SPECIAL NOTE


      SECTION 33-1-240(c) STATES THAT ARTICLES OF CORRECTION ARE EFFECTIVE ON THE EFFECTIVE DATE OF THE DOCUMENT THEY CORRECT EXCEPT AS TO PERSONS RELYING ON THE UNCORRECTED DOCUMENT AND ADVERSELY AFFECTED BY THE CORRECTION. AS TO THOSE PERSONS, ARTICLES OF CORRECTION ARE EFFECTIVE WHEN FILED.



                                          Form Approved by South Carolina
                                          Secretary of State 1/89